As filed with the Securities and Exchange Commission on February 23, 2024

Registration Nos. 333-126016

333-152705

333-166434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to Form S-8 Registration Statement No. 333-126016

Post-Effective Amendment No. 1

to Form S-8 Registration Statement No. 333-152705

Post-Effective Amendment No. 1

to Form S-8 Registration Statement No. 333-166434

UNDER

THE SECURITIES ACT OF 1933

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2504748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800

Houston, Texas 77064

Telephone: 281-765-7100

(Address, including zip code, and telephone number, including area code, of principal executive office)

Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan

(Full title of the plan)

Seth D. Wexler

Executive Vice President, General Counsel and Secretary

Patterson-UTI Energy, Inc.

10713 W. Sam Houston Pkwy N, Suite 800

Houston, Texas 77064

Telephone: (281) 765-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Tull R. Florey

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Telephone: (346) 718-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
		Smaller reporting company	☐
Non-accelerated filer	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) to the Registration Statements on Form S-8, File Nos. 333-126016, 333-152705 and 333-166434 (as amended, collectively, the “Registration Statements”) relating to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (the “Plan”) is being filed by Patterson-UTI Energy, Inc., a Delaware corporation (the “Registrant”) to deregister the Registrant’s shares of common stock, par value $0.01 per share (the “Common Stock”), as well as other Plan interests, remaining unsold or otherwise unissued under the Plan.

The offerings pursuant to the Registration Statements have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and hereby deregisters all shares of Common Stock and all related Plan interests registered pursuant to the Registration Statements that remain unsold or unoffered as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (as amended, the “Securities Act”) the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 23, 2024.

PATTERSON-UTI ENERGY, INC.

By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President and Chief Financial Officer

Note: Pursuant to Rule 478 under the Securities Act, no other person is required to sign this Post-Effective Amendments to the Registration Statements.